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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Washington Mutual, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

August 21, 1998

Dear Shareholder:

Proxy materials for a Special Meeting of Shareholders of Washington Mutual, Inc., to be held on Friday, August 28, 1998, were mailed to you on July 31, 1998.

According to our records, your proxy card has not yet been received. It is important that your shares are represented and voted at the meeting.

                   VOTING YOUR SHARES CAN MAKE A DIFFERENCE

Since the time is short, WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. If you recently returned your proxy, it may not have been received prior to this mailing. If so, please disregard this reminder notice. We appreciate your prompt attention to this important material.

The Board of Directors of Washington Mutual recommends that you vote FOR the Share Issuance/Merger Proposal and FOR the Articles Amendment Proposal.

Thank you for your continued support.

Sincerely,


Washington Mutual, Inc.